Exhibit 10.2

NOTE EXTENSION AGREEMENT

This Note Extension Agreement (“Agreement”) is made and entered into as of October      , 2023 by and among Creatd, Inc., a Nevada corporation (the “Borrower”) and          (the “Holder”).

WHEREAS, on May 31, 2022, the Borrower issued one promissory note (the “Note”) in the amount of $         (the “Principal”) and promised to pay to the order of           and its successors or assignees (collectively, the “Holder”), the aggregate sum of $           due under the Note. The Note was due on March 31, 2023;

WHEREAS, as of the date hereof, the Borrower owes the Holder, pursuant to the Note, an aggregate amount of $           including principal, interest, fees and expenses (the “Obligations”)

WHEREAS, the Borrower wishes for the Holder to extend the date for repayment of the Note until February 28, 2024 (the “Extension Date”).

NOW, THEREFORE, the parties intending to be legally bound, hereby agree as follows:

1.	Extension of Maturity Date. Borrower and Holder hereby agree that the Maturity Date of the Note shall be extended to the Extension Date.

2.	Terms and Conditions of Debenture. Except as expressly set forth herein, all of the terms and conditions to the Note shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

IN WITNESS WHEREOF, Borrower and           have executed this Agreement as of the date set forth above.

BORROWER

Jeremy Frommer
CEO, Creatd, Inc.

HOLDER

Name:
Title: